Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-199815) and Form S-8 (No. 333-122978) of Las Vegas Sands Corp. of our report dated March 1, 2013 relating to the financial statements and financial statement schedule, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
February 27, 2015